EXECUTION

SECOND AMENDMENT TO credit AGREEMENT
This SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of July 19, 2018 (this “Second Amendment”), is entered into by and among CLEAN HARBORS, INC., a Massachusetts corporation (the “U.S. Borrower”), CLEAN HARBORS INDUSTRIAL SERVICES CANADA, INC., an Alberta corporation (the “Canadian Borrower” and, together with the U.S. Borrower, the “Borrowers”), the other Loan Parties party hereto, certain of the Lenders party hereto which constitute the “Required Lenders”, and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, together with its successors and assigns, the “Agent”).
W I T N E S S E T H:
WHEREAS, the Borrowers, the lenders from time to time party thereto (collectively, the “Lenders” and each individually, a “Lender”) and the Agent are parties to the Fifth Amended and Restated Credit Agreement dated as of November 1, 2016 (as amended by that certain First Amendment to Credit Agreement, dated as of June 30, 2017, and as further amended, modified and supplemented from time to time prior to the date hereof, the “Credit Agreement”), pursuant to which the Lenders, subject to the terms and conditions contained therein, agreed to make loans and other financial accommodations to the U.S. Borrower and the Canadian Borrower; and
WHEREAS, the Borrowers have requested that the Agent and the Required Lenders effect certain amendments to the Credit Agreement as more specifically set forth herein, and the Agent and the Required Lenders are willing to effect such amendments to the Credit Agreement on the terms and conditions hereinafter set forth.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties signatory hereto agree as follows:
1.Defined Terms. Except as otherwise defined in this Second Amendment, terms used herein that are not otherwise defined shall have the meanings given to those terms in the Credit Agreement (as amended hereby).
2.Amendment to Credit Agreement. Subject to the satisfaction of the conditions precedent specified in Section 4 below, the following amendments shall be incorporated into the Credit Agreement effective as of the Effective Date:
(a)Section 1.1 of the Credit Agreement is hereby amended by substituting the definitions of the following terms as set forth below in lieu of the current versions of such definitions contained in Section 1.1 of the Credit Agreement:
“Hedging Obligations: with respect to any Person, any and all obligations of such Person under any Hedging Agreement.”
“Other Secured Debt: Debt secured by a Lien arising under any Other Secured Debt Agreement; provided that (a) the final maturity and weighted average life to maturity of any such Other Secured Debt shall not be prior to the date that is six (6) months after the Facility Termination Date, (b) the amortization per annum of such Other Secured Debt does not exceed one percent (1%) of the aggregate principal amount of such Other Secured Debt outstanding as of the date of incurrence (provided that, with respect to the Debt under that certain Credit Agreement, dated as of June 30, 2017, by and among the U.S. Borrower, the other U.S. Domiciled Loan Parties party thereto, the lenders from time to time party thereto and Goldman Sachs Lending Partners LLC, as administrative agent and collateral agent (as amended by the First Amendment, dated as of April 17, 2018, as further amended by that certain Incremental Facility Amendment to Credit Agreement, dated as of July 19, 2018 and as further amended, supplemented or otherwise modified in accordance with the terms thereof and the applicable Intercreditor Agreement, the “Goldman Term Loan Agreement”), the amortization per annum of such Other Secured Debt does not exceed 1.0101011% of the aggregate principal amount of such Other Secured Debt outstanding as of July 19, 2018), and (c) Liens incurred in connection with any Other Secured Debt shall not attach to any Collateral unless permitted under Section 10.2.2(m).”
(b)Section 10.2.14 of the Credit Agreement is hereby amended by (i) deleting “and” before clause (d) appears therein; and (ii) inserting the following immediately at the end of clause (d) therein:
“(provided that, with respect to the Debt under the Goldman Term Loan Agreement (as defined in the definition of “Other Secured Debt”), the amortization per annum of such Other Secured Debt does not exceed 1.0101011% of the aggregate principal amount of such Other Secured Debt outstanding as of July 19, 2018); and”
(c)Section 10.2.14 of the Credit Agreement is hereby amended by adding the following new clause (e) immediately after clause (d) therein:
“(e) the payment of all Secured Hedging Obligations (contingent or otherwise) of the Loan Parties existing or arising under any Hedging Agreement between a Loan Party and a Lender or an Affiliate thereof solely if and when such Secured Hedging Obligations become due and payable under the applicable Hedging Agreement as a result of such Lender and its Affiliates, if applicable, ceasing to be a party to this Agreement.”
3.Representations and Warranties. Each Loan Party hereby represents and warrants that:
(a)no Default or Event of Default has occurred and is continuing;
(b)the execution, delivery and performance of this Second Amendment by each Loan Party are all within such Loan Party’s corporate powers, are not in contravention of any Applicable Law or the terms of such Loan Party’s Organic Documents, the Goldman Term Loan Agreement, or any indenture, agreement or undertaking to which such Loan Party is a party or by which such Loan Party or its property is bound, and shall not result in the creation or imposition of any lien, claim, charge or encumbrance upon any of the Collateral, except in favor of Agent and the other Secured Parties pursuant to the Credit Agreement and the other Loan Documents as amended hereby;
(c)this Second Amendment and each other agreement or instrument to be executed and delivered by the Loan Parties in connection herewith have been duly authorized, executed and delivered by all necessary action on the part of such Loan Party and, if necessary, its stockholders, as the case may be, and the agreements and obligations of each Loan Party contained herein and therein constitute the legal, valid and binding obligations of such Loan Party, enforceable against it in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditor’s rights generally and by general principles of equity; and
(d)after giving effect to this Second Amendment, all representations and warranties contained in the Credit Agreement and each other Loan Document are true and correct in all respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except for the representations and warranties contained in Sections 9.1.5(a) and (b) of the Credit Agreement, which shall be deemed to refer to the most recent statements furnished pursuant to Sections 10.1.1(a) and (b) of the Credit Agreement, respectively.
4.Conditions to Effectiveness. This Second Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Agent (such date referred to herein as, the “Effective Date”):
(a)the Required Lenders shall have approved this Second Amendment and the other Loan Documents to be entered into as of the date hereof;
(b)the Agent shall have received this Second Amendment, duly executed by each of the parties hereto;
(c)the Agent shall have received the following documents, each duly executed by each of the parties party thereto and in form and substance reasonably satisfactory to the Agent:
(i)that certain Trademark Security Agreement, dated as of the date hereof, by and among certain U.S. Domiciled Loan Parties and the Agent; and
(ii)a certificate of a Responsible Officer of the U.S. Borrower, in form and substance reasonably satisfactory to the Agent, certifying that after giving effect to the incurrence of additional indebtedness under the Goldman Term Loan Agreement and the redemption or repurchase of any Senior High Yield Notes under the Senior High Yield Indenture (2020) in connection therewith, the U.S. Borrower will be in compliance with Section 10.2.2(m) and Section 10.2.14 of the Credit Agreement; and
(d)the Agent shall have received a copy of that certain Incremental Facility Amendment to Credit Agreement, dated as of the date hereof, by and among the U.S. Borrower, the other U.S. Domiciled Loan Parties party thereto, the term lenders party thereto, and Goldman

Sachs Lending Partners LLC, in its capacity as agent, entered into to amend the Goldman Term Loan Agreement, and all material agreements entered into in connection therewith, in all cases in form and substance reasonably satisfactory to the Agent;
(e)after giving effect to this Second Amendment, no Default or Event of Default shall have occurred and be continuing;
(f)all orders, permissions, consents, approvals, licenses, authorizations and validations of, and filings, recordings and registrations with, and exemptions by, any Governmental Authority, or any other Person required to authorize or otherwise required in connection with the execution, delivery and performance by each Loan Party of this Second Amendment and the transactions contemplated, shall have been obtained and shall be in full force and effect; and
(g)the Borrowers shall have paid in full all fees and expenses of the Agent (including the fees, charges and disbursement of counsel to the Agent) incurred in connection with the preparation, execution, delivery and administration of this Second Amendment and the other instruments and documents to be delivered hereunder (with such fees and expenses described in this paragraph being fully earned as of the date hereof, and no portion thereof shall be refunded or returned to the Loan Parties under any circumstances).
5.Effect on Loan Documents. The Credit Agreement and the other Loan Documents, after giving effect to the Second Amendment and the other Loan Documents to be executed simultaneously herewith, shall be and remain in full force and effect in accordance with their terms and hereby are ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Second Amendment shall not operate as a waiver of any right, power, or remedy of the Agent or any other Secured Party under the Credit Agreement or any other Loan Document, as in effect prior to the date hereof. Each Loan Party hereby ratifies and confirms in all respects all of its obligations under the Loan Documents to which it is a party and each Loan Party hereby ratifies and confirms in all respects any prior grant of a security interest under the Loan Documents to which it is party.
6.Further Assurances. Each Loan Party shall execute and deliver all agreements, documents and instruments, each in form and substance satisfactory to the Agent, and take all actions as the Agent may reasonably request from time to time, to perfect and maintain the perfection and priority of the security interest in the Collateral held by the Agent and to fully consummate the transactions contemplated under this Second Amendment, the Credit Agreement, and the other Loan Documents, as modified hereby or simultaneously herewith, as applicable.
7.Release. Each Loan Party hereby remises, releases, acquits, satisfies and forever discharges Agent and the other Secured Parties, their agents, employees, officers, directors, predecessors, attorneys and all others acting on behalf of or at the direction of Agent or the other Secured Parties, of and from any and all manner of actions, causes of action, suit, debts, accounts, covenants, contracts, controversies, agreements, variances, damages, judgments, claims and demands whatsoever, in law or in equity, which any of such parties ever had, or now has, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the Effective Date, against Agent and the other Secured Parties, their agents, employees, officers, directors, attorneys and all persons acting on behalf of or at the direction of Agent or the other Secured Parties (“Releasees”), for, upon or by reason of any matter, cause or thing whatsoever arising under, or in connection with, or otherwise related to, the Loan Documents through the Effective Date. Without limiting the generality of the foregoing, each Loan Party waives and affirmatively agrees not to allege or otherwise pursue any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights they have or may have under, or in connection with, or otherwise related to, the Loan Documents as of the Effective Date, including, but not limited to, the rights to contest any conduct of Agent, the other Secured Parties or other Releasees on or prior to the Effective Date.
8.No Novation; Entire Agreement. This Second Amendment evidences solely the amendment of certain specified terms and obligations of the Loan Parties under the Credit Agreement and is not a novation or discharge of any of the other obligations of the Loan Parties under the Credit Agreement. There are no other understandings, express or implied, among the Loan Parties, the Agent and the other Secured Parties regarding the subject matter hereof or thereof.
9.Choice of Law. THIS SECOND AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO SECTION 5‑1401 OF THE NEW YORK GENERAL OBLIGATION LAW AND FEDERAL LAWS RELATING TO NATIONAL BANKS).
10.Counterparts; Facsimile Execution. This Second Amendment may be executed in any number of counterparts and by different parties and on separate counterparts, each of which when so executed and delivered shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Second Amendment by facsimile (or other electronic transmission) shall be as effective as delivery of a manually executed counterpart of this Second Amendment.
11.Construction. This Second Amendment is a Loan Document. This Second Amendment and the Credit Agreement shall be construed collectively and in the event that any term, provision or condition of any of such documents is inconsistent with or contradictory to any term, provision or condition of any other such document, the terms, provisions and conditions of this Second Amendment shall supersede and control the terms, provisions and conditions of the Credit Agreement.
12.Miscellaneous. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.
[Signature Pages Follow]

IN WITNESS WHEREOF, this Second Amendment has been duly executed and delivered by each of the parties hereto as a sealed instrument as of the date first above written.
BORROWERS:
CLEAN HARBORS, INC.
By: /s/ Michael Battles
Name: Michael Battles
Title: Executive Vice President and Chief Financial Officer
CLEAN HARBORS INDUSTRIAL SERVICES CANADA, INC.
By: /s/ Michael Battles
Name: Michael Battles
Title: Executive Vice President

[Signature Page to Second Amendment to Credit Agreement]

OTHER LOAN PARTIES:

ALTAIR DISPOSAL SERVICES, LLC
BATON ROUGE DISPOSAL, LLC
BRIDGEPORT DISPOSAL, LLC
CH INTERNATIONAL HOLDINGS, LLC
CLEAN HARBORS ANDOVER, LLC
CLEAN HARBORS ARAGONITE, LLC
CLEAN HARBORS ARIZONA, LLC
CLEAN HARBORS BATON ROUGE, LLC
CLEAN HARBORS BDT, LLC
CLEAN HARBORS BUTTONWILLOW, LLC
CLEAN HARBORS CHATTANOOGA, LLC
CLEAN HARBORS CLIVE, LLC
CLEAN HARBORS COFFEYVILLE, LLC
CLEAN HARBORS COLFAX, LLC
CLEAN HARBORS DEER PARK, LLC
CLEAN HARBORS DEER TRAIL, LLC
CLEAN HARBORS DEVELOPMENT, LLC
CLEAN HARBORS DISPOSAL SERVICES, INC.
CLEAN HARBORS EL DORADO, LLC
CLEAN HARBORS ENVIRONMENTAL SERVICES, INC.
CLEAN HARBORS ES INDUSTRIAL SERVICES, INC. CLEAN HARBORS EXPLORATION SERVICES, INC.
CLEAN HARBORS FLORIDA, LLC
CLEAN HARBORS GRASSY MOUNTAIN, LLC
CLEAN HARBORS INDUSTRIAL SERVICES, INC.
CLEAN HARBORS KANSAS, LLC
CLEAN HARBORS KINGSTON FACILITY CORPORATION
CLEAN HARBORS LAPORTE, LLC
CLEAN HARBORS LAUREL, LLC
CLEAN HARBORS LONE MOUNTAIN, LLC
CLEAN HARBORS OF BALTIMORE, INC.
CLEAN HARBORS OF BRAINTREE, INC.
CLEAN HARBORS OF CONNECTICUT, INC.
CLEAN HARBORS PECATONICA, LLC
CLEAN HARBORS RECYCLING SERVICES OF CHICAGO, LLC
CLEAN HARBORS RECYCLING SERVICES OF OHIO, LLC
CLEAN HARBORS REIDSVILLE, LLC
CLEAN HARBORS SAN JOSE, LLC
CLEAN HARBORS SAN LEON, INC.
CLEAN HARBORS SERVICES, INC.
CLEAN HARBORS SURFACE RENTALS USA, INC.
CLEAN HARBORS TENNESSEE, LLC
CLEAN HARBORS WESTMORLAND, LLC
CLEAN HARBORS WHITE CASTLE, LLC
CLEAN HARBORS WICHITA, LLC
CLEAN HARBORS WILMINGTON, LLC
CROWLEY DISPOSAL, LLC
DISPOSAL PROPERTIES, LLC

[Signature Page to Second Amendment to Credit Agreement]

EMERALD SERVICES, INC.
GSX DISPOSAL, LLC
HILLIARD DISPOSAL, LLC
INDUSTRIAL SERVICE OIL COMPANY, INC.
MURPHY’S WASTE OIL SERVICE INC.
ROEBUCK DISPOSAL, LLC
ROSEMEAD OIL PRODUCTS, INC.
SAFETY-KLEEN ENVIROSYSTEMS COMPANY
SAFETY-KLEEN ENVIROSYSTEMS COMPANY OF PUERTO RICO, INC.
SAFETY-KLEEN, INC.
SAFETY-KLEEN INTERNATIONAL, INC.
SAFETY-KLEEN SYSTEMS, INC.
SAFETY-KLEEN OF CALIFORNIA, INC.
SAWYER DISPOSAL SERVICES, LLC
SERVICE CHEMICAL, LLC
SPRING GROVE RESOURCE RECOVERY, INC.
THERMO FLUIDS INC.
THE SOLVENTS RECOVERY SERVICE OF NEW JERSEY, INC.
TULSA DISPOSAL, LLC
VERSANT ENERGY SERVICES, INC.

            By: /s/Michael Battles
Name: Michael L. Battles
Title: Executive Vice President

PLAQUEMINE REMEDIATION SERVICES, LLC

            By: /s/ Michael McDonald
Name: Michael R. McDonald
Title: President

[Signature Page to Second Amendment to Credit Agreement]

BCT STRUCTURES, ULC
CLEAN HARBORS CANADA, IN.
CLEAN HARBORS DIRECTIONAL BORING SERVICES, ULC
CLEAN HARBORS ENERGY AND INDUSTRIAL SERVICES CORP.
CLEAN HARBORS ENERGY AND INDUSTRIAL WESTERN LTD.
CLEAN HARBORS ENERGY SERVICES, ULC
CLEAN HARBORS EXPLORATION SERVICES, ULC
CLEAN HARBORS INDUSTRIAL SERVICES CANADA, INC.
CLEAN HARBORS INNU ENVIRONMENTAL SERVICES, INC.
CLEAN HARBORS LODGING SERVICES, ULC
CLEAN HARBORS MERCIER, INC.
CLEAN HARBORS PRODUCTION SERVICES, ULC
CLEAN HARBORS QUEBEC, INC.
CLEAN HARBORS SURFACE RENTALS, ULC
ENVIROSORT INC.
GRIZZCO CAMP SERVICES, ULC
JL FILTRATION INC.
LONESTAR WEST INC.
LONESTAR SYLVAN INC.
LONESTAR VACUUM INC.
SAFETY-KLEEN CANADA INC.
SANITHERM, ULC
TRI-VAX EENTERPRISES LTD.
VULSAY INDUSTRIES LTD.

By: /s/ Michael Battles
Name: Michael L. Battles
Title: Executive Vice President

[Signature Page to Second Amendment to Credit Agreement]

Clean Harbors Directional Boring Services LP
Clean Harbors Directional Boring Services, ULC,
Its General Partner

By:/s/ Michael Battles
Michael L. Battles, Executive Vice President

Clean Harbors Energy and Industrial Services LP
Clean Harbors Energy and Industrial Services Corp.,
Its General Partner

By: :/s/ Michael Battles
Michael L. Battles, Executive Vice President

Clean Harbors Exploration Services LP
Clean Harbors Exploration Services ULC,
Its General Partner

By: :/s/ Michael Battles
Michael L. Battles, Executive Vice President

Clean Harbors Lodging Services LP
Clean Harbors Lodging Services, ULC,
Its General Partner

By: :/s/ Michael Battles
Michael L. Battles, Executive Vice President

[Signature Page to Second Amendment to Credit Agreement]

CLEAN HARBORS SURFACE RENTALS PARTNERSHIP
Clean Harbors Surface Rentals, ULC,
Its General Partner

By: :/s/ Michael Battles
Michael L. Battles, Executive Vice President

JL FILTRATION OPERATING LIMITED PARTNERSHIP
JL Filtration Inc., Its General Partner

By: :/s/ Michael Battles
Michael L. Battles, Executive Vice President

VERSANT ENERGY SERVICES, LP
Clean Harbors Industrial Services Canada, Inc.,
Its General Partner

By: :/s/ Michael Battles
Michael L. Battles, Executive Vice President

[Signature Page to Second Amendment to Credit Agreement]

AGENT AND LENDERS:
BANK OF AMERICA, N.A.,
as Agent and a U.S. Lender

By: /s/ Christopher M. O’Halloran
Name: Christopher M. O’Halloran
Title: Senior Vice President
BANK OF AMERICA, N.A. (acting through its Canada branch), as a Canadian Lender
By: /s/ Medina Sales de Andrade            _
Name: Medina Sales de Andrade
Title: Vice President

[Signature Page to Second Amendment to Credit Agreement]

CANADIAN IMPERIAL BANK OF COMMERCE,
as a Canadian Lender
By: /s/ Farhad Foroughi
Name: Farhad Foroughi
Title: Authorized Signatory

By: /s/ Geoff Golding
Name: Geoff Golding
Title: Authorized Signatory

[Signature Page to Second Amendment to Credit Agreement]

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a U.S. Lender

By: /s/ Robert Robin
Name: Robert Robin
Title: Authorized Signatory

By: /s/ Dominic Sorresso
Name: Dominic Sorresso
Title: Authorized Signatory

[Signature Page to Second Amendment to Credit Agreement]

BRANCH BANKING AND TRUST COMPANY, as a U.S. Lender and Canadian Lender

By: /s/ David Miller
Name: David Miller
Title: Vice President

[Signature Page to Second Amendment to Credit Agreement]

CITIZENS BUSINESS CAPITAL, f/k/a RBS CITIZENS BUSINESS CAPITAL, a division of CITIZENS ASSET FINANCE, INC., f/k/a RBS ASSET FINANCE, INC., as a U.S. Lender and Canadian Lender

By:/s/ Peter Yelle
Name: Peter Yelle
Title: Vice President

[Signature Page to Second Amendment to Credit Agreement]

JPMORGAN CHASE BANK, N.A., as a U.S. Lender

By: /s/ Marie C. Duhamel
Name: Marie C. Duhamel
Title: Authorized Officer
JPMORGAN CHASE BANK, N.A., Toronto Branch, as a Canadian Lender
By: /s/ Michael N. Tam
Name: Michael N. Tam
Title: Vice President

[Signature Page to Second Amendment to Credit Agreement]

PEOPLE’S UNITED BANK, N.A., as a U.S. Lender and Canadian Lender
By: /s/ Michael McDermott
Name: Michael McDermott
Title: SVP

[Signature Page to Second Amendment to Credit Agreement]

SIEMENS FINANCIAL SERVICES, INC., as a U.S. Lender and Canadian Lender
By: /s/ Maria Levy
Name: Maria Levy
Title: Vice President

By: /s/ John Finore
Name: John Finore
Title: Vice President

[Signature Page to Second Amendment to Credit Agreement]

SUNTRUST BANK, as a U.S. Lender and Canadian Lender
By: /s/ Christopher M. Waterstreet
Name: Christopher M. Waterstreet
Title: Director

[Signature Page to Second Amendment to Credit Agreement]

GOLDMAN SACHS BANK USA, as a U.S. Lender and Canadian Lender

By: /s/ Chris Lam
Name: Chris Lam
Title: Authorized Signatory

[Signature Page to Second Amendment to Credit Agreement]